EXHIBIT 3

Joint Filing Agreement

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 17, 2007

LA BELLA HOLDINGS LLC

By:	/s/ Richard Thompson
Name: Richard Thompson
Title: Chief Executive Officer

KELSO INVESTMENT ASSOCIATES VII, L.P.

By:	KELSO GP VII, L.P., its general partner
By:	KELSO GP VII, LLC, its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

KELSO GP VII, L.P., its general partner
By:	KELSO GP VII, LLC, its general partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

KELSO GP VII, LLC

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

KEP VI, LLC

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

GO 7 BRANDS LLC

By:	/s/ Richard Thompson
Name: Richard Thompson
Title: Managing Member